                                                                     EXHIBIT 1.1

                                   EXULT, INC.
                            (a Delaware corporation)
                        8,500,000 Shares of Common Stock


                             U.S. PURCHASE AGREEMENT


Dated:  July ___, 2001


================================================================================

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
SECTION 1.   Representations and Warranties..................................................3

        (a)    Representations and Warranties by the Company.................................3
               (i)    Compliance with Registration Requirements..............................4
               (ii)   Incorporated Documents.................................................4
               (iii)  Independent Accountants................................................5
               (iv)   Financial Statements...................................................5
               (v)    No Material Adverse Change in Business.................................5
               (vi)   Good Standing of the Company...........................................5
               (vii)  Good Standing of Subsidiaries..........................................6
               (viii) Capitalization.........................................................6
               (ix)   Authorization of Agreement.............................................6
               (x)    Authorization and Description of Securities............................6
               (xi)   Securities Subject to Stock Options....................................7
               (xii)  Absence of Defaults and Conflicts......................................7
               (xiii) Absence of Labor Dispute...............................................8
               (xiv)  Absence of Proceedings.................................................8
               (xv)   Accuracy of Exhibits...................................................8
               (xvi)  Possession of Intellectual Property....................................8
               (xvii) Absence of Further Requirements........................................8
               (xviii)Possession of Licenses and Permits ....................................9
               (xix)  Title to Property......................................................9
               (xx)   Compliance with Cuba Act...............................................9
               (xxi)  Investment Company Act.................................................9
               (xxii) Environmental Laws.....................................................9
               (xxiii)Registration Rights ..................................................10
        (b)    Representations and Warranties of the Selling Shareholders...................10
               (i)    Accurate Disclosure...................................................10
               (ii)   Authorization of Agreements...........................................11
               (iii)  Payment for Securities Subject to Option; Title to Securities.........12
               (iv)   Due Execution of Power of Attorney and Custody Agreement..............12
               (v)    Absence of Manipulation...............................................13
               (vi)   Absence of Further Requirements.......................................13
               (vii)  Restriction on Sale of Securities.....................................13
               (viii) Certificates Suitable for Transfer....................................13
               (ix)   No Association with NASD..............................................13
               (x)    Selling Shareholder's Stock Options...................................13
        (c)    Officer's Certificates.......................................................14

SECTION 2.   Sale and Delivery to U.S. Underwriters; Closing................................14

        (a)    Initial Securities...........................................................14
        (b)    Option Securities............................................................14
        (c)    Failure to Deliver Shares....................................................15

        (d)    Payment......................................................................15
        (e)    Denominations; Registration..................................................16

SECTION 3.   Covenants of the Company.......................................................16

        (a)    Compliance with Securities Regulations and Commission Requests...............16
        (b)    Filing of Amendments.........................................................16
        (c)    Delivery of Registration Statements..........................................17
        (d)    Delivery of Prospectuses.....................................................17
        (e)    Continued Compliance with Securities Laws....................................17
        (f)    Blue Sky Qualifications......................................................18
        (g)    Rule 158.....................................................................18
        (h)    Use of Proceeds..............................................................18
        (i)    Listing......................................................................18
        (j)    Restriction on Sale of Securities............................................18
        (k)    Reporting Requirements.......................................................19

SECTION 4.   Payment of Expenses............................................................19

        (a)    Expenses.....................................................................19
        (b)    Expenses of the Selling Shareholders.........................................19
        (c)    Termination of Agreement.....................................................19
        (d)    Allocation of Expenses.......................................................20

SECTION 5.   Conditions of U.S. Underwriters' Obligations...................................20

        (a)    Effectiveness of Registration Statement......................................20
        (b)    Opinion of Counsel for Company...............................................20
        (c)    Opinion of Counsel for the Selling Shareholders..............................20
        (d)    Opinion of General Counsel for Company.......................................21
        (e)    Opinion of Counsel for U.S. Underwriters.....................................21
        (f)    Officers' Certificate........................................................21
        (g)    Certificate of Selling Shareholder...........................................22
        (h)    Accountant's Comfort Letters.................................................22
        (i)    Bring-down Comfort Letter....................................................22
        (j)    Approval of Listing..........................................................22
        (k)    No Objection.................................................................22
        (l)    Lock-up Agreements...........................................................22
        (m)    Purchase of Initial International Securities.................................22
        (n)    Deposit of Options under Custody Agreements..................................22
        (o)    Conditions to Purchase of U.S. Option Securities.............................23
               (i)    Officers' Certificate.................................................23
               (ii)   Certificate of Selling Shareholders...................................23
               (iii)  Opinion of Counsel for Company........................................23
               (iv)   Opinion of Counsel for the Selling Shareholders.......................23
               (v)    Opinion of General Counsel for Company................................23
               (vi)   Opinion of Counsel for U.S. Underwriters..............................23
               (vii)  Bring-down Comfort Letter.............................................23

        (p)    Additional Documents.........................................................24
        (q)    Termination of Agreement.....................................................24

SECTION 6.   Indemnification................................................................24

        (a)    Indemnification of U.S. Underwriters by the Company and Management
               Selling Shareholders.........................................................24
        (b)    Indemnification of U.S. Underwriters by the Other Selling Shareholders.......25
        (c)    Indemnification of Company, Directors and Officers and Selling
               Shareholders.................................................................27
        (d)    Actions against Parties; Notification........................................27
        (e)    Settlement without Consent if Failure to Reimburse...........................28
        (f)    Other Agreements with Respect to Indemnification.............................28

SECTION 7.   Contribution...................................................................28


SECTION 8.   Representations, Warranties and Agreements to Survive Delivery.................30


SECTION 9.   Termination of Agreement.......................................................30

        (a)    Termination; General.........................................................30
        (b)    Liabilities..................................................................31

SECTION 10.   Default by One or More of the U.S. Underwriters...............................31


SECTION 11.   Default by One or More of the Selling Shareholders or the Company.............32


SECTION 12.   Notices.......................................................................32


SECTION 13.   Parties.......................................................................32


SECTION 14.   GOVERNING LAW AND TIME........................................................33


SECTION 15.   Effect of Headings............................................................33

        SCHEDULES
               Schedule A  -   List of U.S. Underwriters...............................Sch A-1
               Schedule B  -   List of Selling Shareholders............................Sch B-1
               Schedule C  -   Pricing Information.....................................Sch C-1
               Schedule D  -   List of Persons and Entities Subject to Lock-up.........Sch D-1

               Schedule 1(b)(ix)    Schedule of Exceptions to Section 1(b)(ix)....Sch 1(b)(ix)

        EXHIBITS
               Exhibit A   -   Form of Opinion of Company's Counsel........................A-1
               Exhibit B   -   Form of Opinion of Counsel for the Selling Shareholders.....B-1
               Exhibit C   -   Form of Opinion of General Counsel to the Company...........C-1
               Exhibit D   -   Form of Lock-up Letter......................................D-1

                                   EXULT, INC.
                            (a Delaware corporation)
                        8,500,000 Shares of Common Stock
                          (Par Value $0.0001 Per Share)
                             U.S. PURCHASE AGREEMENT

                                                                  July ___, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Goldman, Sachs & Co.
Salomon Smith Barney Inc.
  as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

        Exult, Inc., a Delaware corporation (the "Company"), the persons listed in Schedule B hereto under the caption "Management Selling Shareholders" (the "Management Selling Shareholders") and the persons listed in Schedule B hereto under the caption "Other Selling Shareholders" (the "Other Selling Shareholders" and together with the Management Selling Shareholders, the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch & Co., Goldman, Sachs & Co. and Salomon Smith Barney Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to (i) the sale by the Company and the Selling Shareholders and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.0001 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Company and certain of the Selling Shareholders to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,275,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 8,500,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 1,275,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

        It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company and the Selling Shareholders of an aggregate of 1,500,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Goldman Sachs International and Solomon Brothers International Limited are acting as lead managers (the "Lead Managers") and the grant by the Company and certain of the Selling Shareholders to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 225,000 additional shares of Common Stock solely to cover overallotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

        The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", and the U.S. Securities, and the International Securities are hereinafter collectively called the "Securities".

        The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement"), providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

        The Company and the Selling Shareholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-64116) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the U.S. Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated July 12, 2001 and the preliminary International Prospectus dated July 12, 2001, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of the Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus and including the Form of U.S. Prospectus and Form of International Prospectus or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and the Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and the Form of International Prospectus) or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

        SECTION 1. Representations and Warranties.

        (a) Representations and Warranties by the Company. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(d) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

                (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any such amendment or supplement was issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or U.S. Prospectus.

                Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses was issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified (subject, in the case of unaudited financial statements, to ordinary year-end adjustments); said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                (v) No Material Adverse Change in Business. Since December 31, 2000, except as otherwise stated in the Registration Statement or the Prospectuses, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and Exult Limited and Exult Equity Partners, Inc. (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company's registration statement on Form S-1 (No. 333-31754).

                (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to the International Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company, including the outstanding Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                (ix) Authorization of Agreement. This Agreement and the International Purchase Agreement has been duly authorized, executed and delivered by the Company.

                (x) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and therein, will be validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects with all statements relating thereto contained in the Prospectuses and such description conforms in all material respects with the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                (xi) Securities Subject to Stock Options. The employee stock options exercised by certain Selling Shareholders in connection with the transactions contemplated by the Custody Agreement (as defined below), the Power of Attorney (as defined below), this Agreement and the International Purchase Agreement (the "Stock Options") were granted to such Selling Shareholder, were fully vested and could be exercised by such Selling Shareholder in accordance with the 1999 Stock Option/Stock Incentive Plan, the 1999 Special Executive Stock Option Plan or the 2000 Equity Incentive Plan under which they were issued (each, a "Plan") at the time such Stock Options were exercised; and, prior to the Closing Time (as defined below), the Company will issue certificates in negotiable form representing the number of Securities that, when taken together with Securities represented by certificates deposited with the custodian under the Custody Agreement of such Selling Shareholder, will be sufficient to allow the Selling Shareholder to satisfy its obligations under this Agreement and the International Purchase Agreement at the Closing Time and such Securities will not be subject to any right of repurchase or other similar right in favor of the Company.

                (xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (i) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (excluding the state and foreign securities laws or the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD")), except for violations that would not have a Material Adverse Effect or (ii) the charter or By-laws of the Company or any subsidiary. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                (xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                (xvi) Possession of Intellectual Property. To the best of the Company's knowledge, as of the Effective Date and the Closing Date, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property of the Company or of any facts or circumstances which would render any Intellectual Property of the Company invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the International Purchase Agreement, in connection with the offering, issuance or sale of the Securities hereunder or thereunder or the consummation of the transactions contemplated by this Agreement or the International Purchase Agreement, except (i) such as have been already obtained as or may be required under federal, state or foreign securities laws, and (ii) such as may be required under the rules and regulations of the NASD.

                (xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                (xx) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act"), or is exempt therefrom.

                (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as contemplated herein and in the International Purchase Agreement and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (xxii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to the best of the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) the Company is not aware after due inquiry of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                (xxiii) Registration Rights. The Company is in material compliance with the terms and conditions of that certain Amended and Restated Registration Rights Agreement among the Company and certain of its stockholders identified therein, dated December 23, 1999, as amended by that certain Amendment No. 1 to Amended and Restated Registration Rights Agreement. Except as set forth in the Prospectuses under the caption "Selling Shareholders", there are no other persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement which have not been waived.

        (b) Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally, and not jointly, represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling U.S. Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

                (i) Accurate Disclosure.

                        (A) If such Selling Shareholder is a Management Selling Shareholder, to the knowledge of such Management Selling Shareholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; such Management Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and neither the Prospectuses nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Management Selling Shareholder is not prompted to sell the Securities to be sold by such Management Selling Shareholder hereunder or under the International Purchase

        Agreement by any material information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectuses.

                        (B) If such Selling Shareholder is an Other Selling Shareholder, neither the Prospectuses nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein (in so far as they have been included in the Prospectuses in reliance upon and in conformity with written information furnished to the Company by such Other Selling Shareholder expressly for use therein), in the light of the circumstances under which they were made, not misleading.

                (ii) Authorization of Agreements.

                        (A) Each Selling Shareholder has the full right, power and authority to enter into this Agreement, the International Purchase Agreement, a Power of Attorney between such Selling Shareholder and James C. Madden, V and Michael F. Henn acting singly or together, as attorney(s)-in-fact (the "Attorney(s)-in-Fact") (a "Power of Attorney") and a Custody Agreement between such Selling Shareholder and U.S. Stock Transfer Corporation as custodian (the "Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and thereunder.

                        (B) The execution and delivery of this Agreement, the International Purchase Agreement, the Power of Attorney and the Custody Agreement, the consummation of the transactions by such Selling Shareholder contemplated herein and therein, the compliance by such Selling Shareholder with its obligations hereunder and thereunder and the sale and delivery of the Securities to be sold by such Selling Shareholder hereunder and thereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both (i) conflict with or constitute a breach of, or default under, (ii) give rise to any right of termination, cancellation or acceleration of any right or obligation of the Selling Shareholder or loss of any benefit to which the Selling Shareholder is entitled under, or (iii) result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, except, in each case, as will not have or is not reasonably expected to have a material adverse effect on such Selling Shareholder.

                        (C) The execution and delivery of this Agreement, the International Purchase Agreement, the Power of Attorney and the Custody Agreement, the consummation of the transactions by such Selling Shareholder contemplated herein and therein, the compliance by such Selling Shareholder with its obligations hereunder and thereunder and the sale and delivery of the Securities to be sold by such Selling

        Shareholder hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, result in any violation of the provisions of the charter or By-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties (excluding federal, state and foreign securities laws and the rules and regulations of the NASD and the Nasdaq), except for violations that will not have or is not reasonably expected to have a material adverse effect on such Selling Shareholder.

                        (D) The Power of Attorney and the Custody Agreement of each Selling Shareholder is a valid and binding agreement of such Selling Shareholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principals of equity.

                (iii) Payment for Securities Subject to Option; Title to Securities. If the Securities to be delivered by the Selling Shareholder were issued upon the exercise of outstanding options therefor pursuant to the Custody Agreement, the aggregate exercise price of such options will have been paid to the Company in full as of the Closing Time. Such Selling Shareholder has and will at the Closing Time and, if any U.S. Option Securities are purchased, on the Date of Delivery have title to the U.S. Securities to be sold by such Selling Shareholder hereunder, free and clear of any adverse claim (within the meaning of the New York Uniform Commercial Code), other than pursuant to this Agreement, the International Purchase Agreement or the Custody Agreement to which such Selling Shareholder is a party; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such U.S. Underwriter is otherwise a bona fide purchaser and has no notice of any adverse claim (within the meaning of the New York Uniform Commercial Code), each of the U.S. Underwriters will receive title to the Securities purchased by it from such Selling Shareholder, free and clear of any adverse claim (within the meaning of the New York Uniform Commercial Code).

                (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the U.S. Representatives, the Power of Attorney and the Custody Agreement; the custodian under such Custody Agreement is authorized to deliver the U.S. Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor on behalf of such Selling Shareholder; and each Attorney-in-Fact is authorized to execute and deliver this Agreement, the International Purchase Agreement, the certificate referred to in Section 5(g) or that may be required pursuant to Section(s) 5(o)(ii) and 5(p) on behalf of such Selling Shareholder, to sell, assign and transfer to the U.S. Underwriters the U.S. Securities to be sold by such Selling Shareholder hereunder, to exercise on such Selling Shareholder's behalf the relevant Stock Options, as applicable, to determine the purchase price to be paid by the U.S. Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the U.S. Securities to be sold by such Selling Shareholder hereunder and under the International Purchase Agreement, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement and the International Purchase Agreement in accordance with the Power of Attorney of such Selling Shareholder.

                (v) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (vi) Absence of Further Requirements. The execution, delivery and performance of this Agreement, the International Purchase Agreement, the Power of Attorney and the Custody Agreement by such Selling Shareholder and sale and delivery of the Securities to be sold and delivered by such Selling Shareholder under this Agreement and the International Purchase Agreement does not require any action, consent, order, qualification, decree, approval by or in respect of, or filing or registration with (A) any governmental authority or agency, domestic or foreign, except such as have been already obtained and except (i) as or may be required under federal, state or foreign securities laws, and (ii) such as may be required under the rules and regulations of the NASD or Nasdaq, and (B) any individual, corporation, partnership, association, trust or other entity or organization, except for those actions, consents, orders, qualifications with, decrees, approvals, filings or registrations, the failure of which to be obtained or made would not have a material adverse effect on such Selling Shareholder.

                (vii) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, such Selling Shareholder will comply with the terms of the lock-up agreement, a form of which is attached hereto as Exhibit D, unless such Selling Shareholder has received the prior written consent of the Global Coordinator.

                (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement and the International Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the U.S. Underwriters pursuant to this Agreement and to the Lead Managers pursuant to the International Purchase Agreement.

                (ix) No Association with NASD. Other than as set forth on
Schedule 1(b)(ix), neither such Selling Shareholder nor any of his or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of the National Association of Securities Dealers, Inc., or is a "person associated with a member" or an "associated person of a member" (as such terms are defined in Article I of the By-laws of the NASD).

                (x) Selling Shareholder's Stock Options. Any Stock Options exercised by or on behalf of such Selling Shareholder in connection with the transactions contemplated by the relevant Custody Agreement, the relevant Power of Attorney, this Agreement and the International Purchase Agreement had been granted to such Selling Shareholder, at the time of exercise were fully vested and were exercised by such Selling Shareholder in accordance with the Plan under which they were issued. The Company is obligated to issue, at or prior to the Closing Time, certificates in negotiable form representing the number of Securities issued upon the exercise of the Selling Shareholder's exercised Stock Options and such Securities are not subject to any right of repurchase or other similar right in favor of the Company. Such Selling Shareholder has deposited certificates representing a sufficient number of Securities and/or exercised Stock Options pursuant to an irrevocable notice of exercise deposited with the custodian under such Selling Shareholder's Custody Agreement that, when taken together, will allow such Selling Shareholder to fulfill his or its obligations under this Agreement and the International Purchase Agreement.

        (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the U.S. Underwriters as to the matters covered thereby.

        SECTION 2. Sale and Delivery to U.S. Underwriters; Closing.

        (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial U.S. Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial U.S. Securities, subject, in each case, to such adjustments among the U.S. Underwriters as the U.S. Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

        (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, acting severally and not jointly, hereby grant an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 1,275,000 shares of Common Stock, as set forth in Schedule B at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company and the Selling Shareholders setting forth the number of U.S.

Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares. The option granted hereby shall be, to the extent exercised, exercised by the U.S. Underwriters first for the purchase of Option Securities to be sold by the Company set forth on Schedule B, if any, until all such shares have been so sold and shall thereafter be exercised by the U.S. Underwriters for the purchase of Option Securities to be sold by the Selling Shareholders, as set forth on Schedule B.

        (c) Failure to Deliver Shares. If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery, as the case may be, to sell and deliver the number of U.S. Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise their right to increase, pro rata or otherwise, the number of U.S. Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, the Company agrees that it will sell and deliver or arrange for the sale and delivery of a number of shares of Common Stock to the U.S. Underwriters that is equal to the U.S. Securities that such Selling Shareholder or Selling Shareholders have failed to so sell and deliver, or such lesser number of shares of Common Stock as may be requested by the U.S. Representatives and such shares of Common Stock shall be deemed to constitute Initial U.S. Securities or U.S. Option Securities, as the case may be.

        (d) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Securities shall be made at the offices of Latham & Watkins, 650 Town Center Drive, Suite 2000, Costa Mesa, California 92626, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Global Coordinator to the Selling Shareholders.

        Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

        (e) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in the city of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

        (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the

Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall reasonably object.

        (c) Delivery of Registration Statements. The Company has furnished or, if requested, will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus and final prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

        (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in a manner not inconsistent with the use set forth in the Prospectuses under "Use of Proceeds".

        (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

        (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act (other than on Form S-8) with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the Securities to be sold under the International Purchase Agreement, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, or (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

        (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        SECTION 4. Payment of Expenses.

        (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

        (b) Expenses of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, will pay all expenses incident to the performance of its own obligations under, and the consummation of the transactions to be engaged in by him or it as contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

        (c) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

        (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing or allocation of such costs and expenses.

        SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

        (b) Opinion of Counsel for Company. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

        (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of such counsel to the Selling Shareholders as is acceptable to the U.S. Underwriters, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters substantially to the effect set forth in Exhibit B hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of the Selling Shareholders, responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

        (d) Opinion of General Counsel for Company. At Closing Time, the U.S. Representatives shall have received the favorable opinion dated as of Closing Time, of in-house General Counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with the signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

        (e) Opinion of Counsel for U.S. Underwriters. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the matters set forth in clauses (i), (ii) (to the knowledge of such counsel), (iv), (v) (solely as to preemptive or other similar rights arising by operation of law or under the charter or By-laws of the Company), (vii) through (ix), (xi)(A) and (xvii) of Exhibit A. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California and the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

        (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, or any development involving a prospective material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the

Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

        (g) Certificate of Selling Shareholder. At Closing Time, the U.S. Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of each Selling Shareholder contained in
Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

        (h) Accountant's Comfort Letters. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Arthur Andersen LLP, a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

        (i) Bring-down Comfort Letter. At Closing Time, the U.S. Representatives shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (j) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

        (k) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (l) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule D hereto.

        (m) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

        (n) Deposit of Options under Custody Agreements. On or prior to the date of this Agreement, each Selling Shareholder that is selling Securities subject to such Selling Shareholder's Stock Options, shall have deposited with the custodian under the Custody Agreement of such Selling Shareholder an irrevocable notice of exercise in the form attached to the Custody Agreement, and the Attorney-in-Fact shall have exercised such number of Stock Options that, upon exercise in full, shall have resulted in a number of Securities that, when added to the Securities represented by certificates deposited with the custodian under the Custody

Agreement of such Selling Shareholder, shall equal the maximum aggregate number of Securities which may be sold by such Selling Shareholder under this Agreement and the International Purchase Agreement.

        (o) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

                (ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(g) remains true and correct as of such Date of Delivery.

                (iii) Opinion of Counsel for Company. The favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                (iv) Opinion of Counsel for the Selling Shareholders. The favorable opinion of such counsel to the Selling Shareholders as is acceptable to the U.S. Underwriters, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                (v) Opinion of General Counsel for Company. The favorable opinion of in-house General Counsel to the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters dated such Date of Delivery, relating to the U.S. Option Securities to be purchase on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                (vi) Opinion of Counsel for U.S. Underwriters. The favorable opinion of Latham & Watkins, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

                (vii) Bring-down Comfort Letter. A letter from Arthur Andersen LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (p) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

        (q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant U.S. Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6. Indemnification.

        (a) Indemnification of U.S. Underwriters by the Company and Management Selling Shareholders. The Company and each Management Selling Shareholder, jointly and severally, agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in subsections (i), (ii) and (iii) of this
Section 6(a) below.

                (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

                (iii) from and against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

        provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); and provided further that the Company and the Management Selling Shareholders will not be liable to any U.S. Underwriter with respect to any U.S. Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such U.S. Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such U.S. Underwriter failed to send or give, at or prior to the Closing Date, a copy of the U.S. Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the U.S. Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary U.S. Prospectus which was corrected in the U.S. Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such U.S. Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such U.S. Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person; and provided further that the aggregate liability of each Management Selling Shareholder pursuant to this Section 6(a) will be limited to an amount equal to the aggregate gross proceeds, net of the underwriting discounts, received by such Management Selling Shareholder from such Management Selling Shareholder's sale of U.S. Securities to the U.S. Underwriters.

        (b) Indemnification of U.S. Underwriters by the Other Selling Shareholders. Each Other Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in subsections (i), (ii) and (iii) of this Section 6(b) below.

                (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of such Other Selling Shareholder; and

                (iii) from and against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

                provided, however, that such Other Selling Shareholder will be liable pursuant to this Section 6(b) only to the extent that any loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in or from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Other Selling Shareholder expressly for use therein; and provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); and provided further that the Other Selling Shareholders will not be liable to any U.S. Underwriter with respect to any U.S. Prospectus to the extent that the Company or the Other Selling Shareholders shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such U.S. Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such U.S. Underwriter failed to send or give, at or prior to the Closing Date, a copy of the U.S. Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the U.S. Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary U.S. Prospectus which was corrected in the U.S. Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such U.S. Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such U.S. Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person; and provided further that the aggregate liability of each Other Selling Shareholder pursuant to this Section 6(b) will be limited to an amount equal to the aggregate gross proceeds, net of the underwriting discounts, received by such Other Selling Shareholder from such Other Selling Shareholder's sale of U.S. Securities to the U.S. Underwriters.

        (c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

        (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or, in the event that the Company does not make such selection, by those Selling Shareholders who are seeking reimbursement or indemnification and who held a majority of the Securities sold by each of the Selling Shareholders seeking reimbursement or indemnification. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel that the indemnified party deems reasonably necessary for the success of the action) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable, subject to the limitations on liability set forth in Section 6(a) or Section 6(b) with respect to such Selling Shareholder, for any settlement of the nature contemplated by Section 6(a)(ii) or 6(b)(ii) effected without its written consent if: (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into; and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

        SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S.

Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate public offering price of the U.S. Securities as set forth on such cover.

        The relative fault of the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Selling Shareholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7: (i) no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission;
(ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the aggregate gross proceeds, net of the underwriting discounts, received by such Selling Shareholder from such Selling Shareholder's sale of U.S. Securities to the U.S. Underwriters exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; (iii) any liability of an Other Selling Shareholder under this contribution agreement shall be only with respect to written information furnished to the Company by such Other Selling Shareholder expressly for use in the Registration Statement, the Prospectuses or any amendments or supplements thereto.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

        Notwithstanding the provisions of Section 6, this Section 7 or any other provision of this Agreement, the U.S. Underwriters agree that they will not take action against or with respect to any Management Selling Shareholder under this Agreement until they have first initiated and pursued all rights and remedies they may have against the Company hereunder, if any, and sought to collect any damage, expense or loss from the Company for a period of 45 days after any judgment is entered on the issue of liability or damages, except that the U.S. Underwriters shall be relieved of their obligation to first take action against the Company if (i) the Company files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code,
(iii) the Company makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets.

        The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

        SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the U.S. Securities to the U.S. Underwriters.

        SECTION 9. Termination of Agreement.

        (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or California authorities.

        (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Initial U.S. Securities or U.S. Option Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

                (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

                (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the U.S. Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either (i) the U.S. Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

        SECTION 11. Default by One or More of the Selling Shareholders or the Company.

        (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of U.S. Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of U.S. Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, and the Company does not sell or arrange for the sale of a number of shares of Common Stock determined in accordance with Section 2(c), then the U.S. Underwriters may, at option of the U.S. Representatives, by notice from the U.S. Representatives to the Company and the non-defaulting Selling Shareholder(s), either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect, or (ii) elect to purchase the U.S. Securities which the non-defaulting Selling Shareholder(s) and the Company have agreed to sell hereunder. No action taken pursuant to this
Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

        (b) In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the U.S. Representatives, the Company and the non-defaulting Selling Shareholder(s) shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

        (c) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of U.S. Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

        SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at 4 World Financial Center, 250 Vesey Street, New York, New York 10280-1201, attention of Equity Capital Markets. Notices to the Company shall be directed to it at 4 Park Plaza, Suite 1000, Irvine, California 92614, attention of General Counsel. Notices to each Selling Shareholder shall be directed to the address indicated for such Selling Shareholder on Schedule B hereto.

        SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of U.S. Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                                       Very truly yours,

                                       EXULT, INC.

                                       By:
                                           -------------------------------------
                                           Title:

                                       By:
                                           -------------------------------------
                                           As Attorney-in-Fact acting on behalf
                                           of the Selling Shareholders named in
                                           Schedule B hereto.


CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By
   ---------------------------------------
        Authorized Signatory


        For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.